EXHIBIT 23(c)

    CONSENT OF PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES

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                                                    EXHIBIT 23(c)

PARENTE, RANDOLPH, ORLANDO,
CAREY & ASSOCIATES
_____________________________________________
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS



                  INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in this Registration Statement of Harleysville National Corporation on Form S-4 of our report dated
January 13, 1995 relating to the December 31, 1994, 1993 and 1992 financial statements of Farmers & Merchants Bank and to the reference to our Firm under the heading entitled "Experts."


              /s/ PARENTE, RANDOLPH, ORLANDO, CAREY
                          & ASSOCIATES

                PARENTE, RANDOLPH, ORLANDO, CAREY
                          & ASSOCIATES



Wilkes-Barre, Pennsylvania
December 12, 1995